EXHIBIT 23.10


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (No. 33-98684) of our report, dated January 18, 2002, except for Note 5, as to which the date is February 27, 2002, on the consolidated financial statements of WTC Industries, Inc. and Subsidiary, which report was incorporated by reference from the Company's Annual Report to Shareholders into Form 10-KSB for the year ended December 31, 2001.



                                        McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
March 28, 2001